Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Dividend Advantage
Municipal Fund
33-76461, 811-09297

An annual meeting of the
shareholders of the
Nuveen Dividend Advantage
Municipal Fund (the Fund) was held
July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 38,090,074
Withhold 436,992

Lawrence H. Brown
For  38,087,066
Withhold 440,000

Jack B. Evans
For  38,092,084
Withhold  434,982

William C. Hunter
For 38,106,231
Withhold  420,835

David J. Kundert
For 38,100,806
Withhold  426,260

William J. Schneider, elected by Preferred
shareholders only
For 11,467
Withhold  11

Timothy R. Schwertfeger, elected by
Preferred shareholders only
For 11,467
Withhold  11

Judith M. Stockdale
For 38,101,238
Withhold  425,828

Eugene S. Sunshine
For  38,097,911
Withhold  429,155

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
37,977,618 and
the number of negative votes:
280,169

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
 under
Conformed Submission Type DEF
 14A, accession
number 0000950137-05-007663.